EXHIBIT 99.1
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[LOGO - LAS VEGAS SANDS CORP.]

                                          P R E S S   R E L E A S E

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            LAS VEGAS SANDS CORP. REPORTS FIRST QUARTER 2009 RESULTS

            VENETIAN MACAO EBITDAR INCREASES 10.1% TO $121.5 MILLION

    COST SAVINGS PROGRAMS ON TRACK TO GENERATE APPROXIMATELY $470 MILLION IN
                              ANNUALIZED SAVINGS


LAS VEGAS, NV (MAY 5, 2009)--Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended March 31, 2009.

COMPANY-WIDE OPERATING RESULTS

Net revenue for the first quarter of 2009 was $1.08 billion, about the same as the first quarter of 2008. Consolidated adjusted property EBITDAR in the first quarter of 2009 decreased 9.8% to $260.0 million, compared to $288.3 million in the year-ago quarter. On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the first quarter of 2009 was $36.3 million compared to $96.6 million in the first quarter of 2008.

Adjusted net income (see note 1) was $8.9 million, or $0.01 per diluted share, compared to $23.6 million in the first quarter of 2008, or $0.07 per diluted share. The decrease in adjusted net income of $14.7 million reflects an increase in depreciation and amortization expense, offset by a decrease in net interest expense. On a GAAP basis, net loss attributable to common stockholders in the first quarter of 2009 was $87.7 million, compared to $11.2 million in the first quarter of 2008, resulting in a diluted loss per share of $0.14 compared to $0.03 in the prior year quarter. The increase in GAAP net loss attributable to common stockholders of $76.4 million reflects dividends paid, accumulated but undeclared dividend requirements and accretion on preferred stock of $53.1 million in total, as well as increases in pre-opening expense and depreciation and amortization expense, partially offset by a decrease in net interest expense.

FIRST QUARTER HIGHLIGHTS

Sheldon G. Adelson, chairman and CEO, stated, "The steady execution of the business plan we presented in November 2008, including the implementation of our cost savings program, continues to be our primary focus as we navigate through the current challenging economic conditions. We have made notable progress during the quarter on each of the three basic objectives of our plan -- first, to maximize our cash flow from current operations in Las Vegas and Macao, including through the implementation of approximately $470 million in


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

annualized cost savings; second, to complete on time and on budget our properties currently under development in Singapore and Bethlehem, Pennsylvania; and third, to enhance our financial flexibility by advancing opportunities that will increase liquidity and allow us to execute our de-leveraging strategy."

The Venetian Macao continues to attract large numbers of visitors, and we remain pleased with our gaming volumes overall, which have held up relatively well despite the challenging operating environment. Visits to The Venetian Macao increased to over 6.0 million during the first quarter of 2009, representing a 14.1% increase compared to visits in the first quarter of 2008. According to the Statistics and Census Service of Macao, visitor arrivals to the Macao market decreased by approximately 9.6% during the first quarter of 2009 compared to the same quarter in 2008. The Venetian Macao's market leading visitor statistics, the diversification of its revenue streams and cash flows, including its strong position in both mass table and slot play, and the initial impact of the implementation of our cost savings programs, all contributed to improving margins and stronger adjusted property EBITDAR for the quarter compared to the first quarter in 2008.

Mike Leven, who was appointed president and chief operating officer of the company on March 9, 2009, stated, "In Las Vegas, our efforts to control costs and generate efficiencies across The Venetian Las Vegas and The Palazzo expanded throughout the first quarter. Additional cost reductions and efficiencies will allow us to maximize our cash flows from our Las Vegas properties in the current environment, and will provide significant operating leverage as conditions in Las Vegas improve in the future."

LAS VEGAS FIRST QUARTER OPERATING RESULTS

Despite the weakened economy, The Venetian Las Vegas and The Palazzo generated solid cash flow. While slot handle was down during the quarter, table games volumes were relatively stable for our Las Vegas operations, with table games drop down only 2.7% compared to the first quarter last year. Our table games win percentage of 20.6% was down significantly compared to 25.3% in last year's first quarter. The Palazzo, which has now completed its first full year of operations, has established a solid base of gaming and hotel customers. Our group business continues to provide occupancy during mid-week periods, and our market-leading convention and group meeting assets have allowed us to target our marketing efforts to those group segments that continue holding meetings despite weaker economic conditions. We remain focused on opportunities to reduce our cost structure and have increased our targeted cost savings to approximately $200 million of annualized savings across our Las Vegas operations. These reductions in our cost structure should provide operating leverage when market conditions improve.

Mr. Adelson added, "While EBITDAR margin in the quarter was down compared to the quarter one year ago, it did increase by 90 basis points compared to the EBITDAR margin in the fourth quarter of 2008. In addition, while our table games volume was down in the months of January and February combined compared to last year, gaming trends improved notably in March. The recent positive trends in gaming volumes and an improving environment for future group business bookings, together with the full implementation of our cost savings programs, should benefit our Las Vegas property performance going forward."

The following table summarizes our key operating results for our Las Vegas operations for the first quarter 2009 compared to 2008:


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

                                                      Three Months Ended
LAS VEGAS OPERATIONS                                       March 31,
(In millions, except for percentages)             2009                 2008              $ Change      % Change
                                           -----------------     ---------------     --------------   ------------
Revenues:
  Casino                                   $          129.8      $        147.8      $       (18.0)        -12.2%
  Rooms                                               123.0               136.3              (13.3)         -9.8%
  Food & Beverage                                      60.9                56.0                4.9           8.8%
  Retail & Other                                       48.0                41.2                6.8          16.5%
  Less - promotional allowances                       (44.2)              (29.7)             (14.5)         48.8%
                                           -----------------     ---------------     --------------
Net Revenues                               $          317.5      $        351.6      $       (34.1)         -9.7%

Adjusted Property EBITDAR                  $           89.8      $        122.6      $       (32.8)        -26.8%
  EBITDAR Margin %                                     28.3%               34.9%                         -6.6 pts

Operating Income                           $           25.5      $         57.4      $       (31.9)        -55.6%

GAMING STATISTICS
(In millions, except for percentages)

Table Games Drop                           $          444.4      $        456.6      $       (12.2)         -2.7%
  Table Games Win %(1)                                 20.6%               25.3%                         -4.7 pts

Slot Handle                                $          705.9      $        816.2      $      (110.3)        -13.5%
  Slot Hold %(2)                                        7.0%                6.0%                         1.0 pts

HOTEL STATISTICS

The Venetian Las Vegas:
  Occupancy %                                          89.1%               91.1%                         -2.0 pts
  Average Daily Rate                       $            209      $          274      $         (65)        -23.7%
  Revenue per Available Room               $            187      $          250      $         (63)        -25.2%

The Palazzo:
  Occupancy %                                          92.7%               79.1%                         13.6 pts
  Average Daily Rate                       $            221      $          244      $         (23)         -9.4%
  Revenue per Available Room               $            204      $          193      $          11           5.7%

(1) This  compares  to our  expected  table games win  percentage  of 20% to 22%(calculated  before  discounts).
(2) This  compares to our  expected  slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

VENETIAN MACAO FIRST QUARTER OPERATING RESULTS

The Venetian Macao delivered improved operating performance during the quarter, despite the current challenges in the operating environment in Macao. Visitation to The Venetian Macao remained robust with more than 6.0 million visits to the property recorded during the quarter. The Venetian Macao has now recorded over 37 million visits since opening in August 2007, illustrating the broad appeal of our market-leading first integrated resort in Asia. The Venetian Macao's gaming revenues were up 7.8% in the quarter compared to the same quarter last year, while the gaming revenues for the Macao market overall were down approximately 13% over the same period.

We are pleased with the maturation of The Venetian Macao and are particularly satisfied with the growing diversification of The Venetian Macao's revenue and cash flow streams, and its lack of reliance on the Rolling Chip segment of the business for cash flow generation, an important attribute in today's operating environment. While we expect the Macao market overall to experience declining Rolling Chip play in 2009 compared to 2008, only approximately 18% of The

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

Venetian Macao's adjusted property EBITDAR was contributed by the Rolling Chip play segment in the first quarter of 2009. The EBITDAR margin of The Venetian Macao was 25.1% during the quarter, an increase of 90 basis points compared to the 2008 first quarter, and an increase of 120 basis points compared to the fourth quarter of 2008. Our cost savings programs are also an important component of our operating strategy in Macao, and we expect to achieve total annualized cost savings of approximately $270 million across our Macao operations once they are fully implemented.

Our CotaiJet ferry service increased its sailings during the quarter to provide 72 daily sailings between Hong Kong's Shun Tak ferry terminal and the Cotai Strip. Additional ferries will be placed into service this summer, providing us with the ability to run ferries on 15 minute intervals during periods of peak demand.

The following table summarizes our key operating results for The Venetian Macao for the first quarter 2009 compared to 2008:

                                                         Three Months Ended
VENETIAN MACAO OPERATIONS                                    March 31,
(In millions, except for percentages)              2009                 2008           $ Change         % Change
                                            -----------------     -----------------  ---------------  ------------
Revenues:
  Casino                                    $         413.2       $         383.2    $        30.0            7.8%
  Rooms                                                41.1                  47.7             (6.6)         -13.8%
  Food & Beverage                                      13.2                  14.6             (1.4)          -9.6%
  Retail & Other                                       39.8                  32.9              6.9           21.0%
  Less - promotional allowances                       (23.6)                (22.7)            (0.9)           4.0%
                                            -----------------     -----------------  ---------------
Net Revenues                                $         483.7       $         455.7    $        28.0            6.1%

Adjusted Property EBITDAR                   $         121.5       $         110.3    $        11.2           10.1%
  EBITDAR Margin %                                     25.1%                 24.2%                         0.9 pts

Operating Income                            $          67.0       $          56.8    $        10.2           18.0%

GAMING STATISTICS
(In millions, except for percentages)

Rolling Chip Volume                         $       8,693.9       $       8,707.0    $       (13.1)          -0.2%
  Rolling Chip Win %(1)                                3.16%                 2.96%                        0.20 pts

Non-Rolling Chip Table Games Drop           $         854.3       $         880.1    $       (25.8)          -2.9%
  Non-Rolling Chip Table Games Win %(2)                21.9%                 19.5%                         2.4 pts

Slot Handle                                 $         558.5       $         372.9    $       185.6           49.8%
  Slot Hold %(3)                                        7.6%                  8.5%                        -0.9 pts

HOTEL STATISTICS

  Occupancy %                                          77.2%                 78.6%                        -1.4 pts
  Average Daily Rate                        $           216       $           232    $         (16)          -6.9%
  Revenue per Available Room                $           167       $           183    $         (16)          -8.7%

(1)  This  compares  to our  expected  Rolling  Chip win  percentage  of 3.0%  (calculated  before  discounts  and commissions).
(2)  This compares to  our expected  Non-Rolling Chip  win percentage of 18% to 20% (calculated before discounts).
(3)  This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).


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

SANDS MACAO FIRST QUARTER OPERATING RESULTS

Although the results of the Sands Macao clearly reflect the competitive environment for gaming customers on the Macao peninsula, our gaming volumes have remained strong and continue to reflect the unique market positioning of the Sands Macao on the Macao peninsula. While both our Rolling Chip table games play and our mass volumes were down year over year, they continue to reflect healthy levels of play. The Sands Macao EBITDAR margin was down 210 basis points compared to the 2008 first quarter, but was up 120 basis points compared to the fourth quarter of 2008. Looking ahead, we expect to improve our performance at the property by generating further efficiencies within the Sands' cost structure.

The following table summarizes our key operating results for Sands Macao for the first quarter of 2009 compared to 2008:

                                                         Three Months Ended
SANDS MACAO OPERATIONS                                       March 31,
(In millions, except for percentages)              2009                    2008            $ Change        % Change
                                              -----------------      --------------   ----------------  --------------
Revenues:
  Casino                                      $        219.5         $       264.4    $        (44.9)        -17.0%
  Rooms                                                  6.7                   6.8              (0.1)         -1.5%
  Food & Beverage                                        9.7                  12.7              (3.0)        -23.6%
  Retail & Other                                         1.3                   1.5              (0.2)        -13.3%
  Less - promotional allowances                        (12.8)                (17.1)              4.3         -25.1%
                                              -----------------      --------------   ----------------
Net Revenues                                  $        224.4         $       268.3    $        (43.9)        -16.3%

Adjusted Property EBITDAR                     $         50.4         $        65.6    $        (15.2)        -23.3%
  EBITDAR Margin %                                      22.4%                 24.5%                        -2.1 pts

Operating Income                              $         36.8         $        49.6    $        (12.8)        -25.8%

GAMING STATISTICS
(In millions, except for percentages)

Rolling Chip Volume                           $      5,133.8         $     5,608.4    $       (474.6)         -8.5%
  Rolling Chip Win %(1)                                 2.59%                 2.54%                        0.05 pts

Non-Rolling Chip Table Games Drop             $        612.9         $       723.6    $       (110.7)        -15.3%
  Non-Rolling Chip Table Games Win %(2)                 18.8%                 20.1%                        -1.3 pts

Slot Handle                                   $        277.4         $       253.5    $         23.9           9.4%
  Slot Hold %(3)                                         7.0%                  8.4%                        -1.4 pts

HOTEL STATISTICS

  Occupancy %                                           96.8%                 97.5%                        -0.7 pts
  Average Daily Rate (ADR)                    $          268         $         278    $          (10)         -3.6%
  Revenue per Available Room (RevPAR)         $          260         $         271    $          (11)         -4.1%

(1)  This  compares  to our  expected  Rolling  Chip  win  percentage  of  3.0% (calculated before discounts and commissions).
(2)  This compares to our expected  Non-Rolling  Chip win  percentage of 18% to 20% (calculated before discounts).
(3)  This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).


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

FOUR SEASONS MACAO FIRST QUARTER OPERATING RESULTS

The opening of the Four Seasons Macao in August 2008 brought the world-class Four Seasons brand service to the Cotai Strip, broadening and enhancing the appeal of Macao as a world-class business and leisure destination. While the property's financial performance to date has not met our expectations, the Average Daily Rate at the property is among the highest in the Macao marketplace, and mass gaming revenues are expanding. The future operating performance of the Four Seasons Macao will benefit from the opening of additional amenities, including two floors of Paiza Club gaming capacity, and 19 private Paiza mansions, each with its own private gaming salon. These new offerings are targeted to open in June, and the introduction of these amenities will coincide with the launch of a new marketing campaign to introduce the property's complete set of amenities to the marketplace.

Net revenues for the Four Seasons Macao were $47.0 million in the first quarter of 2009, which consisted primarily of casino revenues of $35.4 million. Rolling Chip volume for the quarter was $559.1 million and our Rolling Chip win percentage was 3.09%. Non-Rolling Chip drop was $86.7 million and our Non-Rolling Chip win percentage was 23.2%. Slot handle totaled $43.9 million and our hold percentage was 5.4%. Adjusted property EBITDAR for the first quarter of 2009 was $4.4 million.

OTHER FACTORS AFFECTING EARNINGS

Other Asia adjusted property EBITDAR had a negative impact on consolidated adjusted property EBITDAR of $6.0 million, of which $4.9 million related to the current operations of our CotaiJet ferry service and $1.1 million related to regional marketing activities.

Pre-opening expenses, related principally to Marina Bay Sands in Singapore, Sands Bethlehem, and resorts under development on the Cotai Strip, were $44.9 million in the first quarter of 2009, compared to $26.6 million in the first quarter of 2008.

Depreciation and amortization expense was $139.2 million in the first quarter of 2009, compared to $113.4 million in the first quarter of 2008. The increase was principally driven by increased depreciation related to the openings of The Palazzo and the Four Seasons Macao.

Interest expense, net of amounts capitalized, was $71.1 million for the first quarter of 2009, compared to $114.7 million during the first quarter of 2008. The decrease is primarily the result of lower market interest rates on our outstanding borrowings, offset by lower capitalized interest. Our average borrowing cost in the first quarter of 2009 was 3.25% as compared to 7.19% for the first quarter of 2008. Capitalized interest was $14.1 million during the first quarter of 2009, compared to $30.6 million during the first quarter of 2008.

Corporate expense was $23.4 million in the first quarter of 2009, compared to $25.5 million in the first quarter of 2008.

Other income (expense) reflects an expense of $5.7 million in the first quarter of 2009, principally for foreign exchange losses on our U. S. Dollar denominated debt in Macao and a decrease in the value of interest rate caps. The caption reflected income of $8.1 million in the first quarter of 2008, which was principally related to foreign exchange gains recognized.

Our effective tax rate for the first quarter of 2009 was 2.3%. The main drivers of the rate include the 0% tax rate on our Macao gaming operations offset by the non-deductible pre-opening expenses and non-gaming losses in foreign jurisdictions for which no tax benefit is provided.


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

BALANCE SHEET ITEMS

Unrestricted cash balances as of March 31, 2009, stood at $2.76 billion, while restricted cash balances were $101.9 million. Of the restricted cash balances, $82.2 million is restricted for Macao-related construction and $10.9 million is restricted for construction of Marina Bay Sands in Singapore.

As of March 31, 2009, total debt outstanding, including the current portion, was $10.41 billion. Scheduled principal payments required for the remainder of 2009 and in 2010 total $95.3 million and $198.4 million, respectively.

CAPITAL EXPENDITURES

Capital expenditures during the first quarter totaled $523.8 million. This includes construction and development activities of $262.7 million at Marina Bay Sands, $116.8 million in Macao, $86.8 million at Sands Bethlehem, and $57.5 million in Las Vegas. The Las Vegas capital expenditures were principally for
The Palazzo and The Shoppes at The Palazzo, and included approximately $22.9 million at the suspended St. Regis Residences in Las Vegas.

MANAGEMENT UPDATE, DEVELOPMENT UPDATE AND CONCLUDING COMMENTS

Mr. Adelson noted, "I am pleased to have both Mike Leven, our president and chief operating officer, and Ken Kay, our chief financial officer, in place to lead our cost control and efficiency initiatives throughout the organization. Mike and Ken's experience leading global organizations will prove valuable as we streamline our operations, implement efficiencies, and prepare the company for its next phase of profitable growth.

"Our current developments in Bethlehem, Pennsylvania and Singapore remain on track. In less than three weeks, on May 22nd, we plan the debut and soft opening of our newest property, Sands Bethlehem, with a formal grand opening celebration planned for June 9th. This expansive complex, developed on the site of Pennsylvania's historic Bethlehem Steel Works in the Lehigh Valley, will bring a unique entertainment destination, including a slot floor with 3,000 of the most popular slot machines featuring the latest releases from the major slot manufacturers, to one of the few gaming markets in the country that has experienced healthy growth throughout 2008 and into 2009. In Singapore, we continue to target a late 2009 / early 2010 opening of Marina Bay Sands. Both our construction timeline and development budget remain on track for this important project. We look forward to bringing the economic benefits of our latest convention-based integrated resort destination to the people of Singapore.

"We remain focused on the reduction of our financial leverage. The complete implementation of our $470 million cost savings program, together with the future addition of operating cash flows from the openings of our properties currently under development in Bethlehem, Pennsylvania and Singapore, will significantly enhance our financial position. We believe we have opportunities to generate additional liquidity, should we choose to do so, through the monetization of non-core assets or the sale of minority interests in certain of our operating assets or subsidiaries in Macao. We remain confident that our currently available liquidity and capital resources, coupled with our opportunities to generate additional liquidity, provide sufficient means to complete our current development plans and meet our obligations," concluded Mr. Adelson.


                                      ###

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

CONFERENCE CALL INFORMATION

The company will hold a conference call to discuss the company's results on Tuesday, May 5, 2009 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Interested parties can listen to the conference call through a live audio webcast at WWW.LASVEGASSANDS.COM (click on Investor Information).

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, insurance, gaming junket operators, risks relating to our Macao gaming subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

NOTE 1

Adjusted net income excludes pre-opening expense, development expense, loss on disposal of assets, loss on early retirement of debt, accumulated but undeclared dividends on preferred stock, dividends declared and paid, and accretion to redemption value of preferred stock issued to Principal Stockholder's family.
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ABOUT LAS VEGAS SANDS CORP.

     Las Vegas Sands Corp. (NYSE: LVS) is the leading international developer of multi-use integrated resorts.

     The Las Vegas, Nevada-based company owns and operates The Venetian Resort-Hotel-Casino, The Palazzo Resort-Hotel-Casino, and the Sands Expo and Convention Center in Las Vegas and The Venetian Macao Resort-Hotel and the Sands Macao in the People's Republic of China (PRC) Special Administrative Region of Macao. The company also owns the Four Seasons Hotel Macao and is constructing two additional integrated resorts: Sands Casino Resort Bethlehem(TM) in Eastern Pennsylvania and Marina Bay Sands(TM) in Singapore.

     LVS is also creating the Cotai Strip(TM), a master-planned development of resort-casino properties in Macao. At completion, the Cotai Strip will feature approximately 21,000 rooms from world-renowned hotel brands such as St. Regis, Sheraton, Shangri-La, Traders, Hilton, Conrad, Fairmont, Raffles, Holiday Inn, and InterContinental.


CONTACTS:

Investment Community:   Daniel Briggs  (702) 414-1221
Media:                  Ron Reese  (702) 414-3607

LAS VEGAS SANDS CORP.
FIRST QUARTER 2009 RESULTS
NON-GAAP RECONCILIATIONS

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Within the  company's  first  quarter  2009 press  release,  the company  makes reference  to certain  non-GAAP  financial  measures  including  "adjusted  net
income,"   "adjusted  earnings  per  diluted  share,"  "adjusted  EBITDA,"  and
"adjusted property EBITDAR." Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and
Item 2.02 of Form 8-K. The specific reasons why the company's management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.'s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.
-------------------------------------------------------------------------------


 Adjusted EBITDA consists of operating income before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, and stock-based compensation. Adjusted property EBITDAR consists of operating income before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense. Reconciliations of GAAP operating income and GAAP net income (loss) to adjusted EBITDA and adjusted property EBITDAR are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

                                                                       Three Months Ended
                                                                            March 31,
                                                                      2009             2008
                                                                 -------------    -------------
Revenues:
  Casino                                                         $     797,925    $     795,441
  Rooms                                                                174,388          190,689
  Food and beverage                                                     87,308           83,240
  Retail                                                                42,541           31,333
  Other                                                                 70,946           47,525
                                                                 -------------    -------------
                                                                     1,173,108        1,148,228
  Less - promotional allowances                                        (94,046)         (69,205)
                                                                 -------------    -------------
                                                                     1,079,062        1,079,023
                                                                 -------------    -------------

Operating Costs and Expenses:
  Resort operations                                                    826,862          796,841
  Rental expense                                                         7,929            9,064
  Corporate expense                                                     23,424           25,537
  Pre-opening expense                                                   44,934           26,590
  Development expense                                                      254            5,892
  Depreciation and amortization                                        139,249          113,413
  Loss on disposal of assets                                               131            5,121
                                                                 -------------    -------------
                                                                     1,042,783          982,458
                                                                 -------------    -------------

  Operating income                                                      36,279           96,565

  Interest income                                                        5,549            5,465
  Interest expense, net of amounts capitalized                         (71,118)        (114,700)
  Other income (expense)                                                (5,743)           8,099
  Loss on early retirement of debt                                           -           (3,989)
                                                                 -------------    -------------

Loss before income taxes                                               (35,033)          (8,560)

Provision for income taxes                                                (813)          (2,674)
                                                                 -------------    -------------

Net loss                                                               (35,846)         (11,234)

Noncontrolling interest                                                  1,240                -
                                                                 -------------    -------------

Net loss attributable to Las Vegas Sands Corp.                         (34,606)         (11,234)

Dividends declared and paid                                            (17,619)               -
Accumulated but undeclared dividend requirement on
      preferred stock                                                   (5,465)               -
Accumulated but undeclared dividend requirement on
      preferred stock issued to Principal Stockholder's family          (6,854)               -
Accretion to redemption value of preferred stock
      issued to Principal Stockholder's family                         (23,136)               -
                                                                 -------------    -------------

Net loss attributable to common stockholders                     $     (87,680)   $     (11,234)
                                                                 =============    =============

Basic and diluted loss per share                                 $       (0.14)   $       (0.03)
                                                                 =============    =============

Basic and diluted weighted average shares outstanding              647,802,932      355,274,537
                                                                 =============    =============

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted EBITDA and Adjusted Property EBITDAR

                                                  Three Months Ended March 31, 2009

                               Depreciation  (Gain)Loss    Pre-                    (1)                                     Adjusted
                   Operating       and      on Disposal  Opening   Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets   Expense     Expense   Compensation   EBITDA    Expense  Expense    EBITDAR
                  ------------ ------------  --------- ----------- ----------  ------------  --------  --------- -------  ---------
Sands Macao          $  36,753    $  12,384  $      57   $       -  $       -   $     811   $  50,005  $       - $   353  $  50,358

The Venetian Macao      66,975       50,007        134         123          -       2,194     119,433          -   2,053    121,486

Four Seasons Macao      (9,444)      11,892          -       1,472          -        (207)      3,713          -     655      4,368
                     ---------    ---------  ---------   ---------  ---------   ---------   ---------  --------- -------  ---------

   Macao Operating
       Properties       94,284       74,283        191       1,595          -       2,798     173,151          -   3,061    176,212

Las Vegas Operating
       Properties       25,502       58,505        (60)        (55)         -       4,465      88,357          -   1,417     89,774
                     ---------    ---------  ---------   ---------  ---------   ---------   ---------  --------- -------  ---------

   Property
       Operations      119,786      132,788        131       1,540          -       7,263     261,508          -   4,478    265,986

Other Asia (2)         (10,317)       3,213          -         576          5         513      (6,010)         -       -     (6,010)

Other development      (47,145)         627          -      42,818        249           -      (3,451)         -   3,451          -

Corporate              (26,045)       2,621          -           -          -           -     (23,424)    23,424       -          -
                     ---------    ---------  ---------   ---------  ---------   ---------   ---------  --------- -------  ---------

                     $  36,279    $ 139,249  $     131   $  44,934  $     254   $   7,776   $ 228,623  $  23,424 $ 7,929  $ 259,976
                     =========    =========  =========   =========  =========   =========   =========  ========= =======  =========

                                                  Three Months Ended March 31, 2008

                               Depreciation  (Gain)Loss    Pre-                    (1)                                     Adjusted
                   Operating       and      on Disposal  Opening   Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets   Expense     Expense   Compensation   EBITDA    Expense  Expense    EBITDAR
                  ------------ ------------  --------- ----------- ----------  ------------  --------  --------- -------  ---------
Sands Macao          $  49,556    $  13,483  $   1,038   $     132  $       -   $   1,056   $  65,265  $       - $   353  $  65,618

The Venetian Macao      56,839       46,578         38       3,808          -       1,048     108,311          -   2,024    110,335
                     ---------    ---------  ---------   ---------  ---------   ---------   ---------  --------- -------  ---------

   Macao Operating
       Properties      106,395       60,061      1,076       3,940          -       2,104     173,576          -   2,377    175,953

Las Vegas Operating
       Properties       57,411       49,349      4,184       5,825          -       3,323     120,092          -   2,469    122,561
                     ---------    ---------  ---------   ---------  ---------   ---------   ---------  --------- -------  ---------

   Property
       Operations      163,806      109,410      5,260       9,765          -       5,427     293,668          -   4,846    298,514

Other Asia (2)         (13,090)       1,532       (139)          -        792         643     (10,262)         -       -    (10,262)

Other development      (26,447)         304          -      16,825      5,100           -      (4,218)         -   4,218          -

Corporate              (27,704)       2,167          -           -          -           -     (25,537)    25,537       -          -
                     ---------    ---------  ---------   ---------  ---------   ---------   ---------  --------- -------  ---------
                     $  96,565    $ 113,413  $   5,121   $  26,590  $   5,892   $   6,070   $ 253,651  $  25,537 $ 9,064  $ 288,252
                     =========    =========  =========   =========  =========   =========   =========  ========= =======  =========

(1)  The Company  recorded  $11.6 million and $9.8 million of stock-based  compensation  expense during the three months ended March 31, 2009 and 2008, respectively, of which $2.3 million and $3.3 million, respectively, is included in corporate  expense and $1.5 million and $0.4 million,  respectively,  is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)  Primarily includes the results of operations for Cotai Waterjets.

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Loss Attributable to Las Vegas Sands Corp. to Adjusted EBITDA and Adjusted Property EBITDAR:

                                                           Three Months Ended
                                                               March 31,
                                                           2009          2008
                                                       ----------     ----------
Net loss attributable to Las Vegas Sands Corp.         $ (34,606)     $ (11,234)
  Add (deduct) :
     Noncontrolling interest                              (1,240)             -
     Provision for income taxes                              813          2,674
     Other (income) expense                                5,743         (8,099)
     Interest income                                      (5,549)        (5,465)
     Interest expense, net of amounts capitalized         71,118        114,700
     Loss on early retirement of debt                          -          3,989
     Depreciation and amortization                       139,249        113,413
     Loss on disposal of assets                              131          5,121
     Pre-opening expense                                  44,934         26,590
     Development expense                                     254          5,892
     Stock-based compensation (1)                          7,776          6,070
                                                       ---------      ---------
Adjusted EBITDA                                          228,623        253,651
  Add:
     Rental expense                                        7,929          9,064
     Corporate expense                                    23,424         25,537
                                                       ---------      ---------
Adjusted Property EBITDAR                              $ 259,976      $ 288,252
                                                       =========      =========

(1)  See prior page

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues by Resort
(In thousands)
(Unaudited)

                                                           Three Months Ended
                                                                March 31,
                                                            2009         2008
                                                        ----------   ----------
Las Vegas Operating Properties                          $  317,504   $  351,573
Sands Macao                                                224,412      268,250
The Venetian Macao                                         483,653      455,741
Four Seasons Macao                                          46,991            -
Other Asia                                                   6,502        3,459
                                                        ----------   ----------

                                                        $1,079,062   $1,079,023
                                                        ==========   ==========
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDAR as a Percentage of Net Revenues (Unaudited)


                                                             Three Months Ended
                                                                  March 31,
                                                              2009        2008
                                                             ------     -------
Las Vegas Operating Properties                                28.3%       34.9%
Sands Macao                                                   22.4%       24.5%
The Venetian Macao                                            25.1%       24.2%
Four Seasons Macao                                             9.3%         N/A
Other Asia                                                   -92.4%     -296.7%
                                                             ------     -------

Total                                                         24.1%       26.7%
                                                             ======     =======

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Earnings Per Share
(In thousands, except share and per share data)
(Unaudited)

                                                                        Three Months Ended
                                                                             March 31,
                                                                      2009             2008
                                                                 --------------   --------------
Net loss attributable to common stockholders                     $     (87,680)   $     (11,234)

Pre-opening expense, net                                                43,160           22,990
Development expense, net                                                   200            4,171
Loss on disposal of assets, net                                            152            3,657
Loss on early retirement of debt                                             -            3,989
Dividends declared and paid                                             17,619                -
Accumulated but undeclared dividend requirement on
      preferred stock                                                    5,465                -
Accumulated but undeclared dividend requirement on
      preferred stock issued to Principal Stockholder's family           6,854                -
Accretion to redemption value of preferred stock
      issued to Principal Stockholder's family                          23,136                -
                                                                 -------------    -------------

Adjusted net income                                              $       8,906    $      23,573
                                                                 =============    =============


Per diluted share of common stock:
Net loss attributable to common stockholders                     $       (0.14)   $       (0.03)

Pre-opening expense, net                                                  0.07             0.07
Development expense, net                                                     -             0.01
Loss on disposal of assets, net                                              -             0.01
Loss on early retirement of debt                                             -             0.01
Dividends declared and paid                                               0.02                -
Accumulated but undeclared dividend requirement on
      preferred stock                                                     0.01                -
Accumulated but undeclared dividend requirement on
      preferred stock issued to Principal Stockholder's family            0.01                -
Accretion to redemption value of preferred stock
      issued to Principal Stockholder's family                            0.04                -
                                                                 -------------    -------------

Adjusted earnings per diluted share                              $        0.01    $        0.07
                                                                 =============    =============

Weighted average diluted shares outstanding                        647,802,932      356,056,927

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

                                                             Three Months Ended
                                                                   March 31,
                                                               2009        2008
                                                             -------     -------
Room Statistics:
      The Venetian Las Vegas:
          Occupancy %                                          89.1%       91.1%
          Average daily room rate (ADR) (1)                  $  209      $  274
          Revenue per available room (REVPAR) (2)            $  187      $  250

      The Palazzo:
          Occupancy %                                          92.7%       79.1%
          Average daily room rate (ADR) (1)                  $  221      $  244
          Revenue per available room (REVPAR) (2)            $  204      $  193

      Sands Macao:
          Occupancy %                                          96.8%       97.5%
          Average daily room rate (ADR) (1)                  $  268      $  278
          Revenue per available room (REVPAR) (2)            $  260      $  271

      The Venetian Macao:
          Occupancy %                                          77.2%       78.6%
          Average daily room rate (ADR) (1)                  $  216      $  232
          Revenue per available room (REVPAR) (2)            $  167      $  183

      Four Seasons Macao:
          Occupancy %                                          38.6%        N/A
          Average daily room rate (ADR) (1)                  $  295         N/A
          Revenue per available room (REVPAR) (2)            $  114         N/A

Other Information:
      The Venetian Las Vegas:
          Table games win per unit per day (3)               $4,093      $6,604
          Slot machine win per unit per day (4)              $  209      $  193
          Average number of table games                         128         130
          Average number of slot machines                     1,479       1,669

      The Palazzo:
          Table games win per unit per day (3)               $3,715      $3,236
          Slot machine win per unit per day (4)              $  171      $  154
          Average number of table games                         132         128
          Average number of slot machines                     1,396       1,390

      Sands Macao:
          Table games win per unit per day (3)               $6,240      $5,058
          Slot machine win per unit per day (4)              $  198      $  173
          Average number of table games                         443         626
          Average number of slot machines                     1,089       1,344

      The Venetian Macao:
          Table games win per unit per day (3)               $8,300      $5,840
          Slot machine win per unit per day (4)              $  223      $  130
          Average number of table games                         618         808
          Average number of slot machines                     2,115       2,662

      Four Seasons Macao:
          Table games win per unit per day (3)               $3,516         N/A
          Slot machine win per unit per day (4)              $  142         N/A
          Average number of table games                         118         N/A
          Average number of slot machines                       184         N/A

----------------
(1)  ADR is calculated by dividing total room revenue by total rooms occupied.

(2) REVPAR is calculated by dividing total room revenue by total rooms available.

(3)  Table games win per unit per day is shown before discounts and commissions.

(4) Slot machine win per unit per day is shown before deducting cost for slot points.